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                                                                   EXHIBIT 10(r)

                          THE SHERWIN-WILLIAMS COMPANY
                          ESTATE PROTECTION PLAN TRUST

         This Trust Agreement ("Agreement") is made and entered into this 15th day of November, 1996, by and between THE SHERWIN-WILLIAMS COMPANY ("Company") and NATIONAL CITY BANK, N.A. ("Trustee").

                                   RECITALS:

A. Company has adopted the Estate Protection Plan ("Plan") attached hereto as Appendix A;

B. Company has incurred or expects to incur liability under the terms of such Plan with respect to the individual participating in such Plan;

C. Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to the Plan participant and his beneficiaries in such manner and at such times as specified in the Plan;

D. It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

E. It is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in satisfying any of its liabilities under the Plan;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows;

SECTION 1.     ESTABLISHMENT OF TRUST

(a) Company hereby deposits with Trustee in trust $100.00 in cash, which shall be held uninvested by Trustee prior to a Potential Change in Control, as defined in this Agreement.

(b)      The Trust hereby established shall be irrevocable.

(c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended ("Code"), and shall be construed accordingly.


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(d)      The contributions to the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Plan participant and general creditors as herein set forth. The Plan participant and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of the Plan participant and his beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) Upon a Potential Change in Control, Company shall, as soon as possible, but in no event longer than 30 days following the Potential Change in Control, as defined herein: (i) make a contribution to the Trust of the Company's entire interest in the cash value of the life insurance plan used to fund the Estate Protection Plan, and (ii) make a contribution to the Trust in an amount not less than 100%, but not more than 110%, of the present value of the Company's future premium payment obligations due on the life insurance policy used to fund the Estate Protection Plan. The future premium payments are the payments necessary to endow the life insurance policy when Mr. John G. Breen attains age 95, as determined at the time of the Potential Change in Control by the issuing life insurance Company's actuaries, using guaranteed dividend and insurance change assumptions. The interest rate used for purposes of determining the present value of the Company's future premium payment obligations shall be the weekly average interest rate reported for five-year treasury notes (as published in the Wallstreet Journal) as of the close of the business week immediately preceding the date such contribution is made to the Trust. Such contribution shall be invested as provided in this Agreement. If a Change in Control (as defined herein) occurs, and the Trustee receives written notice of such event from the Board of Directors of the Company, the Trustee will begin to make scheduled premium payments to the issuing insurance company of the life insurance policy used to fund the Estate Protection Plan. If a Change in Control does not occur within one year of a Potential Change in Control, then all Trust Corpus, less the original $100.00, shall be returned to the Company. Notwithstanding anything in this Trust to the contrary, in the event Company shall fail to fund the Trust under the circumstances and within the time specified in this
         Section 1(e), Company shall indemnify Trustee for its reasonable costs and expenses (including reasonable attorneys' fees) actually incurred to enforce Company's funding obligation.

SECTION 2.     PAYMENTS WITH RESPECT TO THE PLAN PARTICIPANT AND HIS
               BENEFICIARIES.

(a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the Plan participant (and his beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), the party to whom such payments are to be paid, and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments with respect to the Plan participant and his

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         beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

(b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c) Company may make payment of benefits directly to the Plan participant or his beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Plan participant or his beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

(a) Trustee shall cease payment of benefits to the Plan participant and his beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)      At all times during the continuance of this Trust, as provided in
         Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

         (1) The Board of Directors of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Plan participant or his beneficiaries.

         (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee

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                  with a reasonable basis for making a determination concerning
                  Company's solvency.

         (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Plan participant or his beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Plan participant or his beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

         (4) Trustee shall resume the payment of benefits to the Plan participant or his beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

(c) Provided there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Plan participant or his beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Plan participant or his beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4.        PAYMENTS TO COMPANY.

         Except as provided in Sections 1(e) or 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Plan participant and his beneficiaries pursuant to the terms of the Plan.

SECTION 5.        INVESTMENT AUTHORITY.

         With respect to the Trust and subject to any investment guidelines as agreed to in writing by the Trustee and Company, Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Plan participant. Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

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SECTION 6.        DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7.  ACCOUNTING BY TRUSTEE.

                  Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION 8.        RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply, at its own expense, to a court of competent jurisdiction to resolve the dispute.


         (b) Trustee may hire, at its own expense, agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its usual and customary duties or obligations hereunder.

         (c) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

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         (d)      Notwithstanding any powers granted to Trustee pursuant to this
                  Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

SECTION 9.        COMPENSATION AND EXPENSES OF TRUSTEE.

         Company shall pay all reasonable administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 10.       RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective no sooner than 30 days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

         (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice or resignation, removal or transfer, unless Company extends the time limit.

         (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 11.       APPOINTMENT OF SUCCESSOR.

         If Trustee resigns or is removed in accordance with Section 10(a) or
(b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

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SECTION 12.       AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which the Plan participant and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

SECTION 13.       MISCELLANEOUS.

         (a) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to the Plan participant and his beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         (d) For purposes of this Agreement, the term "Change in Control" shall be deemed to have occurred if: (i) there shall be consummated (I) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving, corporation, immediately after the merger, or (II) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company; (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereinafter the "Exchange Act") other than the Company or any employee benefit or stock ownership plan sponsored by the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from

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                  rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. Notwithstanding subsections
                  (i) through (iii) above, with respect to the transactions set forth in subsections (i) and (ii) above, a Change of Control shall not be deemed to have occurred if any such transaction
                  (x) is approved by a vote of at least two-thirds (2/3) of the directors, and (y) at the time of such vote, at least two-thirds (2/3) of the directors then in office were members of the Board of Directors immediately prior to such transaction. Any such approval pursuant to the preceding sentence shall provide that such approval is being given for the purpose of not triggering the benefits under this Agreement. For purposes of this Trust, "Potential Change in Control" shall mean any steps taken by a third party reasonably calculated to effect a Change in Control.

SECTION 14.       EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be November 15, 1996.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be executed on their behalf by their respective officers thereunto duly authorized, the day and year first above written.

ATTEST/WITNESS:                            THE SHERWIN-WILLIAMS COMPANY

         /s/                                By:       /s/
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         /s/                                Its:
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ATTEST/WITNESS:                             NATIONAL CITY BANK, N.A.

         /s/                                By:       /s/
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         /s/                                Its:
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         /s/                                By:       /s/
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         /s/                                Its:
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